UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 14, 2012, Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership (“Calumet”), entered into a definitive share purchase agreement (the “Purchase Agreement”) with Connacher Oil and Gas Limited, an Alberta corporation (“Connacher”), pursuant to which, at the closing, Calumet will acquire (the “Acquisition”) all of the shares of common stock of Montana Refining Company, Inc., a Delaware corporation (“Montana Refining”), and Great Divide Pipeline Corporation, a Delaware corporation and immaterial company affiliated with Montana Refining. The aggregate purchase price for the Acquisition is $120.0 million, plus an amount for working capital, including inventory and accounts receivable, to be determined at closing. The purchase price is also subject to other customary purchase price adjustments. The Acquisition is expected to close in the fourth quarter of 2012, subject to customary closing conditions and regulatory approvals. Calumet intends to finance the Acquisition through a combination of cash on hand and borrowings under its revolving credit facility. Calumet’s obligation to consummate the Acquisition is not conditioned upon the receipt of financing.

Calumet and Connacher have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement, including the agreement of Connacher, subject to certain exceptions, to conduct the businesses being acquired in the ordinary course, to use commercially reasonable efforts to preserve the business organization and to refrain from engaging in certain activities during the period from the execution of the Purchase Agreement to the closing of the Acquisition. The consummation of the Acquisition is subject to the satisfaction of customary closing conditions, including, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of specified third-party and governmental consents and approvals, the satisfaction of certain required notice periods, the absence of legal impediments prohibiting the Acquisition and the absence of a material adverse effect on the financial condition, assets or results of operations of the acquired companies. The Purchase Agreement provides that the closing will occur as soon as possible, but in no event later than two business days after satisfaction or waiver of all conditions to closing; provided that the closing will not occur prior to October 1, 2012 without the prior consent of Calumet. There is no assurance that all of the conditions to the consummation of the Acquisition will be satisfied.

The Purchase Agreement contains certain customary termination rights for both Calumet and Connacher, including, among others, the right of either party to terminate the Purchase Agreement if, subject to certain exceptions, the Acquisition is not consummated by February 14, 2013. In the event of a termination of the Purchase Agreement, neither Calumet nor Connacher will be required to pay a termination fee. However, in the event either party terminates the Purchase Agreement because of a willful and knowing breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from such breach.

The foregoing description of the Purchase Agreement provides only a summary of the Purchase Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 14, 2012, Calumet issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of

Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by Calumet under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements include, without limitation, satisfaction of the conditions to the closing of the Acquisition and the possibility that the Acquisition will not close; timing of the completion of the proposed Acquisition; and Calumet’s plans for financing the Acquisition. These forward-looking statements are based on Calumet’s current expectations and beliefs concerning future developments and their potential effect on Calumet. While Calumet believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Calumet will be those that Calumet currently anticipates. All subsequent written and oral forward-looking statements concerning Calumet, Connacher, the proposed transactions or other matters and attributable to Calumet or Connacher or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Calumet undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of August 14, 2012, by and between Calumet Specialty Products Partners, L.P. and Connacher Oil and Gas Limited.*

99.1	Press release of Calumet Specialty Products Partners, L.P., dated August 14, 2012, regarding execution of the Purchase Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: CALUMET GP, LLC,
its general partner

Date: August 20, 2012	By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and
Secretary

Exhibit Index

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of August 14, 2012, by and between Calumet Specialty Products Partners, L.P. and Connacher Oil and Gas Limited.*

99.1	Press release of Calumet Specialty Products Partners, L.P., dated August 14, 2012, regarding execution of the Purchase Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules upon request.